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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the following Registration Statements on Form S-3 and Form S-8 of our report dated November 16, 1998 which appears on page 62 of the 1998 Annual Report to Stockholders of Hewlett-Packard Company which is incorporated in this Annual Report on Form 10-K.

Form S-3:
             Registration No. 333-44113

Form S-8:
             Registration No. 2-66780 through Post-Effective Amendment No. 7

             Registration No. 2-90239  through Post-Effective Amendment No. 1

             Registration No. 2-92331 through Post-Effective Amendment No. 4

             Registration No. 2-96361 through Post-Effective Amendment No. 2

             Registration No. 33-30769 through Post-Effective Amendment No. 1

             Registration No. 33-31496 through Post-Effective Amendment No. 1

             Registration No. 33-31500 through Post-Effective Amendment No. 1

             Registration No. 33-38579 through Post-Effective Amendment No. 1

             Registration No. 33-50699 through Post-Effective Amendment No. 1

             Registration No. 33-52291 through Post-Effective Amendment No. 1

             Registration No. 33-58447 through Post-Effective Amendment No. 1

             Registration No. 33-65179 through Post-Effective Amendment No. 1

             Registration No. 333-22947 through Post-Effective Amendment No. 1

             Registration No. 333-30459 through Post-Effective Amendment No. 1

             Registration No. 333-45231 through Post-Effective Amendment No. 1



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
January 14, 1999